Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investor Inquiries	Media Inquiries
Jeffrey Wakely	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
jwakely@techtarget.com	mbarsam@techtarget.com

TechTarget Reports Third Quarter Financial Results

Announces Plan to Commence Self-Tender of Up to 10 Million Shares at $6

Newton, MA — November 8, 2010 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended September 30, 2010.

Total Q3 2010 revenues decreased 5% to $22.0 million compared to Q3 2009. Q3 2010 online revenue increased by 4% to $18.9 million compared to Q3 2009.  Online revenues represented 86% of total Q3 2010 revenues.  Q3 2010 events revenue decreased by 36% to $3.1 million compared to Q3 2009 and represented 14% of total Q3 2010 revenues.

The Company also announced that it expects to commence tomorrow a self-tender for up to 10 million shares at $6 per share. The Company will pay for the shares tendered from cash, cash equivalents and investments, which, as of September 30, was equal to approximately $85 million.  If more than approximately 6.7 million shares are purchased, the Company expects to evaluate a possible debt financing following the completion of the tender offer.

“While IT marketing budgets were soft in Q3 due to the macro economic conditions, we’ve seen a healthy uptick since Labor Day that we believe will result in 15% to 19% online revenue growth in Q4”, said Greg Strakosch, CEO of TechTarget.  “We are especially pleased with progress we are continuing to make outside the U.S. as that annual revenue growth was in excess of 50% for 2010 over 2009 and we have acquired direct operations in China and Australia.  We are also pleased to announce our planned tender offer. We are very bullish on our prospects and believe this is an excellent use of our cash”, added Strakosch.

Total Q3 2010 gross profit margin increased to 74% compared to 72% for Q3 2009. Q3 2010 online gross profit margin increased to 76% compared to 74% for Q3 2009.

Net loss was $0.6 million for Q3 2010 compared to a net loss of $1.4 million in Q3 2009. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense, and the related income tax impact of these charges) for Q3 2010 was $2.1 million compared to $2.5 million for Q3 2009.   Net loss per basic share was $(0.01) compared to a net loss per basic share of $(0.03) for Q3 2009. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q3 2010 was $0.05 compared to $0.06 for Q3 2009.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation expense) for Q3 2010 decreased 11% to $3.9 million compared to $4.4 million for Q3 2009.

The Company’s balance sheet and financial position remain strong. As of September 30, 2010, the Company’s cash, cash equivalents and investments totaled $84.9 million and the Company has no outstanding bank debt.

Recent Company Highlights

•                  Included in The Boston Globe’s Top Places to Work all three years that The Boston Globe has run the program. 100 companies were named to the list. TechTarget was ranked #13 on the Best Midsize Employer List. TechTarget was also ranked #6 for Work-Life Balance and #8 for Management.

•                  Introduced Activity Intelligence™, a groundbreaking, comprehensive platform of products and services that provides the benefit of being able to view all of the specific interactions information technology buyers have online during their buying process with content from multiple sources, including social communities, within the TechTarget network of sites. The result of messaging our audience in this manner is that TechTarget has achieved a 3x increase in audience response rates.

•                  Acquired a controlling interest in Keji Wangtuo Information Technology Co. Ltd. (TechTarget-China), an existing TechTarget partner since 2008 that runs Chinese-language versions of 11 of TechTarget’s most popular websites in Mandarin dedicated to information technology buyers in China, including SearchStorage.com.cn™, SearchSecurity.com.cn™, SearchDataCenter.com.cn™, SearchCIO.com.cn™ and SearchCloudComputing.com.cn™.

•                  Took over the operations of three TechTarget websites that have been operating in Australia and New Zealand for the past four years from our partner, Westwick-Farrow Media, which is based in Sydney.

•                  Partnered with VMWare to run the Official Awards program at VMWorld in September in San Francisco and at VMWorld Europe in Denmark in October.

Financial Guidance

In the fourth quarter of 2010, the Company expects total revenues to be within the range of $25.5 million to $26.5 million; online revenues within the range of $23.1 million to $23.9 million; events revenues within the range of $2.4 million to $2.6 million and adjusted EBITDA to be within the range of $6.6 million to $7.4 million.

Based on this guidance, the Company expects the annual online growth rate to be in the low teens and, based on running less multi-day events in 2010, for events revenue to decline between 11% and 12%. The Company expects annual adjusted EBITDA margins of approximately 21% .

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:30 p.m. (Eastern Time) today (November 8, 2010). Supplemental financial information and prepared remarks for the conference call will be posted to the Investor Relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 713-4217 (US callers) or 617-213-4869 (International callers) ten minutes prior to the call and referencing participant pass code 26640414 for both domestic and international callers.  Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key= PQAJUBT8M. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 8, 2010 at 9:30 p.m. ET through December 8, 2010 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 88241832. International callers should dial 617-801-6888 and also use the pass code 88241832 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted to exclude stock-based compensation.  The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, and stock-based compensation, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors.  Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: our plan to commence a self-tender offer; guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (www.techtarget.com) (NASDAQ: TTGT) is a leading global technology media company with more than 80 technology-specific websites, 9 million registered members, and more than 10 years of groundbreaking accomplishments. Our extensive editorial and vendor-sponsored content fulfills the needs of tech pros looking for in-depth coverage of technology topics throughout their buying process and positions us to meet the needs of technology marketers targeting qualified technology audiences.

(C) 2010 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks of TechTarget. Activity Intelligence™, SearchStorage.com.cn™, SearchSecurity.com.cn™, SearchDataCenter.com.cn™, SearchCIO.com.cn™ and SearchCloudComputing.com.cn™ are trademarks of TechTarget.   All other trademarks are the property of their respective owners.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This release does not constitute an offer to buy or the solicitation of an offer to sell shares of TechTarget common stock.  The tender offer is being made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials that TechTarget will shortly be distributing to its stockholders and filing with the Securities and Exchange Commission.  Stockholders and investors should read carefully the Offer to Purchase, Letter of Transmittal and related materials because they contain important information, including the various terms of, and conditions to, the tender offer.  Stockholders and investors may obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal and other documents that TechTarget will shortly be filing with the Securities and Exchange Commission at the Commission’s website at www.sec.gov, the investor information section of TechTarget’s website at www.techtarget.com or by calling Georgeson Inc., the information agent for the tender offer, toll-free at (800) 248-7690.

TECHTARGET, INC.

Consolidated Balance Sheets

(in $000’s)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,810	$20,884
Short-term investments	42,877	50,496
Accounts receivable, net of allowance for doubtful accounts	23,593	16,623
Prepaid expenses and other current assets	1,423	1,929
Deferred tax assets	945	2,399
Total current assets	92,648	92,331

Property and equipment, net	6,087	3,760
Long-term investments	18,177	11,177
Goodwill	90,222	88,958
Intangible assets, net of accumulated amortization	10,841	12,528
Deferred tax assets	7,987	5,182
Other assets	119	127
Total assets	$226,081	$214,063

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,986	$3,106
Accrued expenses and other current liabilities	2,438	2,910
Accrued compensation expenses	1,347	808
Income taxes payable	812	398
Deferred revenue	9,083	8,402
Total current liabilities	16,666	15,624

Long-term liabilities:
Other liabilities	3,955	575
Total liabilities	20,621	16,199

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock	43	42
Additional paid-in capital	243,733	233,555
Warrants	—	2
Accumulated other comprehensive (loss) income	(67)	8
Accumulated deficit	(38,249)	(35,743)
Total stockholders’ equity	205,460	197,864
Total liabilities and stockholders’ equity	$226,081	$214,063

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)
Revenues:
Online	$18,878	$18,191	$58,065	$52,274
Events	3,123	4,865	10,052	10,991
Total revenues	22,001	23,056	68,117	63,265

Cost of revenues:
Online (1)	4,574	4,789	13,902	14,445
Events (1)	1,084	1,741	3,250	4,277
Total cost of revenues	5,658	6,530	17,152	18,722

Gross profit	16,343	16,526	50,965	44,543

Operating expenses:
Selling and marketing (1)	8,568	9,157	26,472	24,696
Product development (1)	1,947	2,276	6,153	6,551
General and administrative (1)	4,535	4,973	14,834	12,956
Depreciation	592	510	1,759	1,544
Amortization of intangible assets	1,126	1,166	3,401	3,562
Total operating expenses	16,768	18,082	52,619	49,309

Operating loss	(425)	(1,556)	(1,654)	(4,766)

Interest income, net	79	130	270	194

Loss before provision for (benefit from) income taxes	(346)	(1,426)	(1,384)	(4,572)

Provision for (benefit from) income taxes	266	12	1,122	(283)

Net loss	$(612)	$(1,438)	$(2,506)	$(4,289)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.03)	$(0.06)	$(0.10)

Weighted average common shares outstanding:
Basic and diluted	43,209	41,812	42,878	41,775

(1) Amounts include stock-based compensation expense as follows:

Cost of online revenues	$(38)	$95	$136	$407
Cost of events revenues	23	64	69	117
Selling and marketing	1,708	1,992	5,172	4,798
Product development	104	89	420	352
General and administrative	785	2,008	3,369	3,818

TECHTARGET, INC.

Reconciliation of Net Loss to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)

Net loss	$(612)	$(1,438)	$(2,506)	$(4,289)
Interest income, net	79	130	270	194
Provision for (benefit from) income taxes	266	12	1,122	(283)
Depreciation	592	510	1,759	1,544
Amortization of intangible assets	1,126	1,166	3,401	3,562
EBITDA	1,293	120	3,506	340
Stock-based compensation expense	2,582	4,248	9,166	9,492
Adjusted EBITDA	$3,875	$4,368	$12,672	$9,832

TECHTARGET, INC.

Reconciliation of Net Loss to Adjusted Net Income and Net Loss per Diluted Share to Adjusted Net Income per Share

(in $000’s, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)

Net loss	$(612)	$(1,438)	$(2,506)	$(4,289)
Amortization of intangible assets	1,126	1,166	3,401	3,562
Stock-based compensation expense	2,582	4,248	9,166	9,492
Impact of income taxes	1,002	1,499	3,115	3,497
Adjusted net income	$2,094	$2,477	$6,946	$5,268

Net loss per diluted share	$(0.01)	$(0.03)	$(0.06)	$(0.10)

Weighted average diluted shares outstanding	43,209	41,812	42,878	41,775

Adjusted net income per share	$0.05	$0.06	$0.15	$0.12
Adjusted weighted average diluted shares outstanding	45,459	43,534	45,029	42,940
Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	2,250	1,722	2,151	1,165

Weighted average diluted shares outstanding	43,209	41,812	42,878	41,775

TECHTARGET, INC.

Financial Guidance for the Three Months Ended December 31, 2010

(in $000’s)

	For the Three Months Ended December 31, 2010
	Range

Revenues	$25,500	$26,500

Adjusted EBITDA	$6,600	$7,400
Depreciation, amortization and stock-based compensation	3,718	3,718
Interest income, net	36	36
Provision for income taxes	1,518	1,848
Net income	$1,400	$1,870